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                                                                    EXHIBIT 23.1

                               REPORT ON SCHEDULE
                                      AND
                        CONSENT OF KPMG PEAT MARWICK LLP

     The audits referred to in our report dated January 28, 1998, included the related financial statement schedule for the year ended December 31, 1997, included in the annual report on Form 10-K of Advanced Fibre Communications, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to incorporation by reference in the registration statements (No.s 333-15651 and 333-44645) on Form S-8 of Advanced Fibre Communications, Inc. of our reports dated January 28, 1998, relating to the consolidated balance sheets of Advanced Fibre Communications, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which reports appear, or are incorporated by reference, in the December 31, 1997 annual report on Form 10-K of Advanced Fibre Communications, Inc.

                                          KPMG PEAT MARWICK LLP

San Francisco, California
March 23, 1998



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